SEPARATION OF EMPLOYMENT AND RELEASE AGREEMENT

This Separation of Employment and Release Agreement (this “Agreement”) is made by and between GTT Communications, Inc., a Delaware corporation with its principal place of business in McLean, Virginia, on behalf of itself and its subsidiaries, affiliates and divisions, including GTT Americas, LLC (collectively, “Employer” or “Company”), and Daniel Fraser (“you” or “Employee”, together with Employer, the “Parties”). The Effective Date of this Agreement will be eight (8) days after its execution by the Employee, if Employee does not revoke acceptance within seven (7) days after Employee executes this Agreement.

WHEREAS, the Parties to this Agreement wish to set forth clearly the terms and conditions of Employee's separation from employment with Employer; and

        WHEREAS, Employee’s separation of employment with Employer shall be effective as of the date set forth below;

        NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration, the receipt and sufficiency of which are acknowledged, Employee and Employer, intending to be legally bound, agree as follows:

1. Separation. You acknowledge that your separation from Employer shall be one calendar week from September 15, 2020 (the “Separation Date”). Employee agrees and acknowledges in consideration for this Separation Date and the other terms herein, Employee agrees to execute this Agreement on or after his Separation Date and that none of the Company’s obligations to Employee will be enforceable until the Effective Date following his Separation Date.

2. Severance Payment.

(a)In consideration for Employee signing this Agreement, including the release of claims set forth in Paragraph 3 below, your covenants and obligations set forth in this Agreement and your continued performance of your obligations set forth in this Agreement, the Company will (i) make a severance payment (“Severance Payment”) to you in the total amount equal to four (4) months of your current base salary, which amount will be paid in equal twice monthly installments commencing with the first applicable payroll after the Effective Date of this Agreement or the Separation Date, whichever is later, subject to standard deductions and withholdings, and (ii) reimbursement for a maximum of twelve (12) months of employee premium for benefit continuation under COBRA, if you timely elect and upon receipt by the Company of proof of payment, provided, however, that such reimbursement shall end at any time you become eligible for benefits under another employer benefit plan.

(b)Such Severance Payment shall not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by Employer or any of its affiliates. You understand that any Severance Payment and all other promises made to you hereunder represent the sole consideration for signing and performing this Agreement and not salary, wages or benefits to which you were already entitled.

(c)You further represent and warrant that no other inducements, promises, agreements or arrangements exist between you and Employer regarding your separation from employment with Employer.

3.Release by You.

By our mutual signatures below, the Parties have agreed that: (i) Company will have no further obligations to make payments of money in the form of salary, bonus, or otherwise, benefit contributions, transfers of stock or other things of value (including, but not limited to, perquisites) except as provided in this Agreement; and (ii) the Company shall have no liability with respect to termination of your employment except as expressly set forth herein.

(a) In exchange for the payments and benefits set forth herein, you (for yourself, your heirs, assigns or executors) release and forever discharge Employer, any of its affiliates, successors, assigns, insurers or attorneys, and its and their directors, officers, contractors, agents and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature in law or equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, on or before the Separation Date, of any kind, which relate in any way to your employment with Employer or the termination of that employment, including without limitation under your Employment Agreement dated March 10, 2014, as amended on October 17, 2019 and any other agreements with the Employer (“Claims”), except (i) those arising out of the performance of this Agreement, (ii) your rights under the employee benefit plans of Employer that by their terms are available to terminated employees; (iii) your rights to accrued, unused vacation; and (iv) any rights or claims that may arise after the Separation Date. Such released Claims include, without limiting the generality of the foregoing language, any and all claims that Employer has violated any statute, public policy or common law (including, but not limited to, claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel). The release also includes any and all claims of employment discrimination under any local, state or federal law or ordinance, including, without limitation, Title VII or the Civil Rights Act of 1964 and all of its amendments, the Civil Rights Act of 1991, the Family Medical Leave Act, the Delaware or Virginia Discrimination Laws, the Virginia Fair Employment and Housing Act (as amended), the Employee Retirement Income Security Act, the Equal Pay Act, the Americans with Disabilities Act of 1990, and, including any Claims of age discrimination under the Age Discrimination in Employment Act, as amended, or any Claims alleging any legal restriction on the Company's right to terminate its employees, any Claims Employee has relating to Employee’s rights to or against any of the Company’s benefits plans, or personal injury Claims, including, without limitation, wrongful discharge, fraud, breach of contract, defamation, tortious interference with business expectancy or contract, intentional or negligent misrepresentation, constructive discharge, or infliction of emotional distress.

(b) In signing this release, you acknowledge that you intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. You expressly consent that this release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. You acknowledge and agree that this release is an essential and material term of this Agreement and without such release, Employer would not have made available to you the benefits provided for herein. You further agree that, in the event you bring any Claim in which you seek damages against Employer, or any of its affiliates, successors, assigns, insurers or attorneys, and/or its and their directors, officers, contractors, agents and employees, this release shall serve as a complete defense to such Claims, and Employer will be (i) relieved of its obligations to make continued payments under this Agreement and provide the benefits hereunder, and (ii) entitled to recover all payments previously made by Employer under this Agreement (except as prohibited by law). Excepted from this release are any claims which cannot be waived by law, including the right to file a charge with or participate in an investigation conducted by any government agency and any claims for unemployment benefits under applicable state law. You are, however, waiving any right to a monetary recovery should any government agency pursue any claim on your behalf.

         (c) By signing this Agreement, you acknowledge that:

(i)you have carefully read and fully understand all of the provisions of this Agreement as well as the significance and consequences of this Agreement;
(ii)you knowingly and voluntarily agree to all of the terms set forth in this Agreement;
(iii)you knowingly and voluntarily agree to be legally bound by this Agreement and acknowledge that you will sign this Agreement only after full reflection and analysis;
(iv)you have had an opportunity to consult with, and are hereby advised to consult with, an attorney prior to signing this Agreement;
(v)you acknowledge that all compensation, rights, and benefits including, without limitation, personal time off, sick pay, vacation pay, and leave as provided by the Family Medical Leave Act, have been paid and/or exercised in full without interference, and that no outstanding claims for compensation or benefits exist once outstanding current PTO balances, subject to the Company’s carryover restrictions, and expenses incurred prior to your Separation Date have been paid.

          If you revoke this Agreement in any manner, it will no longer be binding on you or Employer and you will not be entitled to any of the benefits set forth herein.

4. Additional Agreements.

(a)By signing this Agreement you agree that, by the Separation Date, you shall return to the Employer all Employer documents (and all copies thereof) and other Employer property that you have had in your possession or control at any time, including, but not limited to, Employer files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property including, but not limited to, computers and computer accessories, computer manuals, credit cards, cellular phones and any other wireless devices, fax machines, printers, entry cards, identification badges and keys; and, any materials of any kind on any storage media that contain or embody any proprietary or confidential information of Employer (and all reproductions thereof).
(b)Employer agrees to reimburse you for properly submitted expense reports relating to authorized and legitimate business expenses incurred prior to your Separation Date.

(c)You agree that paragraphs 7, 8, 9, 10, 12, 13 and 16 of your Employment Agreement dated March 10, 2014, as amended on October 17, 2019, remain in full force and effect following your termination and continue pursuant to the terms therein (the “Surviving Provisions”).

5.Confidentiality.
(a)Employee shall respect the confidences of the Company and its customers and shall not at any time during or after Employee’s employment with the Company, directly or indirectly, divulge or disclose for any purpose or use for Employee's own benefit any confidential information that Employee obtained or had access to as a result of Employee’s employment with the Company. Employee covenants that Employee shall not, without the written consent of the Company, disturb or interfere with the business relationships and negotiations of the Company or its affiliates with its existing or prospective customers, suppliers and/or other third parties.

(b)Employee shall not use any computer access code or password belonging to the Company and agrees that Employee will not access any computer or database in possession or control of the Company.

(c)The contents of this Agreement, including but not limited to its financial terms, are strictly confidential. By signing this Agreement, you agree and represent that you will maintain the confidential nature of this Agreement, except (i) to legal counsel, tax and financial planners, and immediate family who agree to keep it confidential, and to the Internal Revenue Service; (ii) to potential or future employers; (iii) as otherwise required by law, in which case you shall notify Employer in writing in advance of disclosure; and (iv) as necessary to enforce this Agreement.

(d)Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement, the Surviving Provisions, or any other agreement or policy of the Company shall prevent you from, or expose you to criminal or civil liability under federal or state trade secrets law for, (i) directly or indirectly sharing any Company trade secrets or other Confidential Information (except information protected by any of the releasees’ attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, including the SEC, for the purpose of investigating or reporting a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company; or (ii) disclosing the Company’s trade secrets in a filing in connection with a legal claim, provided that the filing is made under seal. Furthermore, you shall be permitted to (A) share information about this Agreement with your spouse, attorney, accountant, or financial advisor, so long as you ensure that such parties maintain the strict confidentiality of this Agreement; (B) share information regarding your compensation with other persons or entities; and (C) apprise any future employer or other person or entity to which you provide services of your continuing obligations to the Company under the Surviving Provisions.

6.Nondisparagement. Except as set forth in Paragraph 5(d), you agree that you shall not, verbally or in writing, disparage in any manner or context Employer, and Employer’s attorneys, directors, managers, partners, employees, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information when required by legal process. You agree that the language set forth on Exhibit A hereto will be part of the Company’s 8-K disclosure and can otherwise be used publicly to announce your separation from the Company.
7.Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the Employer and any successor or assign of Employer. You may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Employer.

(b) The Parties agree that no interest or right you have or any of your beneficiaries has to receive payment or to receive benefits under this Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, except as required by law. Nor may such interest or right to receive payment or distribution be taken voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against you or your beneficiaries, including for alimony, except to the extent required by law.

8.No Admissions. This Agreement shall not be construed as an admission of any breach of obligation, wrongdoing, or liability either by Employer, or any of its affiliates, successors, assigns, insurers or attorneys, or any of its or their directors, officers, agents or employees.

9.Amendments. This Agreement cannot be amended without the prior written consent of you and Employer.

10.Complete Agreement. This Agreement, including the Surviving Provisions, contains the entire agreement between you and Employer regarding the matters set forth herein and supersedes all prior and contemporaneous offers, agreements, arrangements, or understandings, whether written or oral, relating to, arising out of, or in connection with, your separation of employment from Employer. For the avoidance of doubt, the execution of this Agreement on or after your Separation Date shall replace any earlier signed version of this Agreement.

11.GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA, WHENEVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN A MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING OR AFFECTING THE REMAINDER OF SUCH PROVISION OR ANY OF THE REMAINING PROVISIONS OF THIS AGREEMENT.

12.Construction. The various titles of the sections herein are used solely for convenience and shall not be used for interpreting or construing any word, clause, section, paragraph, or subparagraph of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

13.Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

14.Miscellaneous. EMPLOYEE ACKNOWLEDGES THAT THE COMPANY HAS EXPLAINED THAT EMPLOYEE’S EXECUTION OF THIS AGREEMENT AND RELEASE MUST BE KNOWING AND VOLUNTARY. EMPLOYEE FURTHER ACKNOWLEDGES EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND RELEASE, AND TO CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE, AND TO CONSIDER SIGNING THIS AGREEMENT AND RELEASE.

EMPLOYEE UNDERSTANDS THAT: (i) EMPLOYEE HAS SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT AND RELEASE TO REVOKE EMPLOYEE’S DECISION TO EXECUTE A RELEASE OF ANY CLAIMS EMPLOYEE HAS OR MAY HAVE; (ii) RECOVATION SHALL ONLY BE EFFECTIVE IF WRITTEN NOTICE OF REVOCATION IS RECEIVED ON OR BEFORE THE SEVENTH (7TH) CALENDAR DAY AFTER THE EXECUTION DATE BY CHRIS MCKEE, GENERAL COUNSEL, GTT COMMUNICATIONS, INC., 7900 TYSONS ONE PLACE, SUITE 1450, McLEAN, VIRGINIA 22102; AND (iii) IF EMPLOYEE REVOKES THIS AGREEMENT IN THIS MANNER, THIS AGREEMENT WILL NO LONGER BE BINDING ON EMPLOYEE OR EMPLOYER AND EMPLOYEE SHALL NOT BE ENTITLED TO THE BENEFITS SET FORTH HEREIN EXCEPT FOR COBRA BENEFITS; AND (iv) THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

[SIGNATURE PAGE FOLLOWS]

Please indicate your agreement to all of the above terms and conditions by signing and returning an originally executed Agreement to Dennis Pless – VP, Human Resources, GTT Communications, Inc. 7600 E Orchard Road, Suite 350S, Greenwood Village, CO 80111.

Sincerely,

        GTT Communications, Inc. and GTT Americas, LLC

         By: /s/ Chris McKee

         Print Name: Chris McKee_______________

         Print Title: General Counsel______________

         AGREED TO AND ACCEPTED BY:

         Signature: /s/ Daniel Fraser
          Daniel Fraser

         Dated: September 14, 2020
           ("Execution Date")

EXHIBIT A

On September 15, 2020, Daniel M. Fraser and GTT Communications, Inc. (the “Company”) mutually agreed to terminate Mr. Fraser’s employment as Senior Vice President and Corporate Controller of the Company, effective September 22, 2020. Mr. Fraser was also the Company’s principal accounting officer.

In connection with Mr. Fraser’s departure, the Company entered into a Separation of Employment and Release Agreement (the “Separation Agreement”) with Mr. Fraser confirming the final terms of his departure from the Company. Pursuant to the terms of the Separation Agreement: (i) the Company agreed to a cash severance payment to Mr. Fraser equal to four months of his current base salary to be paid in twice monthly installments; and (ii) the Company agreed to reimburse the payment of Mr. Fraser’s COBRA premiums either (a) for a maximum of twelve months or (b) until he is eligible to participate in the health insurance plan of another employer, whichever is sooner. The Separation Agreement confirms that certain provisions contained in Mr. Fraser’s employment agreement, including certain restrictions relating to the non-solicitation of customers, disclosure of proprietary information, and ownership of Company work product and information, shall remain in full force and effect after the termination of Mr. Fraser’s employment. The Separation Agreement also contains customary terms applicable to the departure of an executive of the Company. These include confidentiality, non-disparagement and return of Company documents provisions, as well as a general release of claims against the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Effective immediately, Steven Berns, the Company’s Chief Financial Officer, has assumed Mr. Fraser’s duties and will serve as the Company’s principal accounting officer on an interim basis until a new individual has been named to this role. Mr. Berns will take on these responsibilities and serve in this additional role while continuing to serve as the Company’s Chief Financial Officer. Additional information regarding Mr. Berns is contained in the Company’s Current Report on Form 8-K filed on April 6, 2020 and is incorporated herein by reference. No material plan, contract or arrangement has been entered into or amended, and no grant or award or modification thereto has occurred, in connection with Mr. Berns assuming Mr. Fraser’s duties.